Exhibit 21.1

Pactiv Evergreen Inc.

List of Subsidiaries as of March 7, 2023

Entity Jurisdiction

4124 Manchester Road LLC Michigan

Blue Ridge Holding LLC Delaware

Blue Ridge Paper Products LLC Delaware

BRPP, LLC North Carolina

Coast-Packaging Company California

Evergreen Packaging LLC Delaware

Evergreen Packaging Canada Limited Canada

Evergreen Packaging International LLC Delaware

Fabri-Kal LLC Michigan

Fabri-Kal Holdings, LLC Michigan

GEC Packaging Technologies LLC Delaware

Monarch Mill Pond, LLC Michigan

Pactiv LLC Delaware

Pactiv Canada Inc. Canada

Pactiv Europe Services LLC Delaware

Pactiv Evergreen Group Holdings Inc. Delaware

Pactiv Evergreen Group Issuer Inc. Delaware

Pactiv Evergreen Group Issuer LLC Delaware

Pactiv Evergreen Services Inc. Delaware

Pactiv Foodservice México, S. de R.L. de C.V. Mexico

Pactiv Management Company LLC Delaware

Pactiv México, S. de R.L. de C.V. Mexico

Pactiv Packaging Inc. Delaware

PCA West Inc. Delaware

PEI Holdings Company LLC Delaware

Pure Pulp Products, LLC Michigan

Reynolds Packaging International LLC Delaware